UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM 8-KSB

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                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): November 7, 2005

                         Commission File Number: 0-29195

                           ONSCREEN TECHNOLOGIES, INC.
                 (Name of Small Business Issuer in Its Charter)

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
        Colorado                                                     84-1463284
(State or jurisdiction of                                         (I.R.S. Employer
incorporation or organization)                                   Identification No.)

200 9th Avenue North, Suite 210, Safety Harbor, Florida                34695
         (Address of Principal Executive Offices)                    (zip code)

                                 (727) 797-6664
                         (Registrant's telephone number)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a- 12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.1 4d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Item 2.05 Costs Associated with Exit or Disposal Activities.

Relocation of Corporate Home Office
Effective November 11, 2005, OnScreen Technologies, Inc. will relocate its corporate home office to 600 NW 14th Avenue, Suite 100, Portland, Oregon 97209, phone (503) 417-1700. The Company shall retain a field office in the central Florida area. Management feels that this move is advantageous for the growth of the company. The Portland area is considered by many as a center of technology and is necessary for the continuing development of our core products. It is anticipated that the cost of moving office equipment and furniture to Portland shall not exceed $7,500.

Employee Relocation and Severance
As part of the corporate office relocation, it is necessary for the Company to relocate to the Portland area two employees and to disengage employment with six employees over the next two to three weeks and one employee, prior to the end of December 2005. Six employees shall remain in the central Florida area. The Company has budgeted $3,250 for moving the two employees to Portland and $57,509 for employee termination benefits and costs to be paid over the next four weeks. The Company is currently discussing with two employees job description and relocation changes. The results of these discussions could reduce the $57,509 for employee termination benefits by as much as $15,000. No further costs or expenses are anticipated.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 7th day of November 2005.


                                 OnScreen Technologies, Inc.
                                 (Registrant)

                                 by: /s/ Charles R. Baker
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                                     Charles R. Baker as CEO/Chairman